Exhibit 99.1

BioDelivery Sciences Presenting Phase III Data on BEMA™ Fentanyl

at American Pain Society Meeting

RALEIGH, N.C., May 05, 2008 – BioDelivery Sciences International, Inc. (Nasdaq: BDSI) today announced that four scientific posters for its lead product, BEMA™ Fentanyl, currently under review by the U.S. Food and Drug Administration (FDA) as a potential treatment for breakthrough pain (BTP) in opioid-tolerant patients with cancer, will be presented at the 27th Annual Scientific Meeting of the American Pain Society (APS), May 8–10, in Tampa, Florida. The scientific presentations will highlight the Phase III efficacy and safety data as well as the pharmacokinetics of BEMA™ Fentanyl. The posters will be presented on May 8 and 9.

In January, BioDelivery Sciences announced that the FDA accepted for filing the company’s New Drug Application (NDA) for BEMA™ Fentanyl. BioDelivery Sciences anticipates a formal decision on the NDA by August 31, 2008. In North America and Europe, the commercial rights to BEMA™ Fentanyl are licensed to Meda AB.

Posters displayed on Thursday, May 8, from 4:45 p.m. to 6:15 p.m. EDT:

•	“Rapid and Effective Control of Breakthrough Pain and Tolerability in Cancer Patients Treated with BEMA™ Fentanyl,” James North, MD, Principal Investigator for the Phase III efficacy study

•	“Dose Linearity and Absolute Bioavailability of BEMA™ Fentanyl in Healthy Volunteers,” Niraj Vasisht, Vice President, Product Development, BioDelivery Sciences

Posters displayed on Friday, May 9, from 4:00 p.m. to 5:30 p.m. EDT:

•

“The Safety of BEMA™ Fentanyl Use for Breakthrough Pain in Cancer Patients,” Neal F. Slatkin, Medical Director, Department of Supportive Care, Pain and Palliative Medicine, City of Hope National Medical Center

•	“Adverse Events Affecting the Mouth in Three Clinical Trials of BEMA™ Fentanyl,” David Blum, MD, Vice President, Medical Affairs and Clinical Research, BioDelivery Sciences

BioDelivery Sciences invites members from the media and scientific community to schedule private meetings with company experts and the principal investigator of the Phase III efficacy study in advance by contacting Stephanie Brown at stephanie.brown@fdashtonpartners.com.

About BioDelivery Sciences International

BioDelivery Sciences International, Inc. is a specialty pharmaceutical company that is focused on developing innovative products to address growing market opportunities, including conditions such as pain. The company utilizes its owned and licensed patented drug delivery technologies to develop, partner, and commercialize new products using proven therapeutics. BDSI’s pain franchise currently consists of two products in development utilizing the company’s patented BEMA™ oral adhesive film technology: BEMA™ Fentanyl, a potential treatment for “breakthrough” pain in opioid tolerant patients with cancer (NDA currently under review by

FDA), and BEMA™ Buprenorphine, a second analgesic with at least one potential target indication for the treatment of moderate to severe pain. The company is working with both its BEMA™ technology and its patented Bioral® cochleate technology on products targeted at conditions common to oncology and surgical patients such as pain and infections. The company’s headquarters are located in Raleigh, North Carolina, and its principal laboratory is located in Newark, New Jersey. For more information please visit www.bdsinternational.com.

Forward-Looking Statements

Note: Except for the historical information contained herein, this press release and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain or may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects”, “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation: (i) actual sales results and royalty or milestone payments, if any, (ii) the application and availability of corporate funds and the Company’s need for future funds, or (iii) the timing for completion, and results of, scheduled or additional clinical trials and the FDA’s or other regulatory review and/or approval and commercial launch of the Company’s formulations and products and regulatory filings related to the same, may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). Peak sales and market size estimates have been determined on the basis of market research and comparable product analysis, but no assurances can be given that such sales levels will be achieved, if at all.

Contacts:

FD Ashton Partners

Investors:	Michael Russell
617-897-1541
michael.russell@fdashtonpartners.com

Media:	Stephanie Brown
312-553-6727
stephanie.brown@fdashtonpartners.com